EXHIBIT 10.12


                              CADE INDUSTRIES, INC.

                               1996 INCENTIVE PLAN

                                 RICHARD A. LUND
                               EDWARD B. STEPHENS




     The 1996 bonus award will be based on performance against two (2) factors: Cade Industries' results of operations and Cade Industries' cash flow generation. Each of the two
     (2) factors is weighted and the maximum bonus award possible is fifty percent (50%) of your 1996 total base compensation. The bonus award earned for 1996 will be paid both in cash (75%) and Cade Industries stock (25%). The following table summarizes the factors and their respective weightings on the 1996 bonus award:

                                   Weighting                        Bonus
          Factor                     Factor                        Percent
     ------------------            ---------                       -------

     Cade Ind. earnings               60.0%                           30.0%
     Cade Ind. cash flow              40.0%                           20.0%
                                   -------                         -------
                                     100.0%                           50.0%
                                   =======                         =======


      The number of Cade Industries' shares to be issued will be based on the closing price of the stock at 12/31/95.

      Bonus payments will be made upon the public announcement of Cade Industries' 1996 earnings.






   ------------------              ---------------           ------------------
   Terrell L. Ruhlman              Richard A. Lund           Edward B. Stephens